Exhibit 10.27

CONSULTING AGREEMENT

This CONSULTING AGREEMENT ("Agreement") is entered into as of April 27, 2011 (the "Effective Date"), by and between MED3OOO, Inc., a Delaware corporation (the "Company"), and Task Technologies ("the Consultant").

Recitals

WHEREAS, the Company desires to engage Consultant, and Consultant desires to render services to the Company in a consulting and advisory capacity upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other valuable consideration, the receipt, adequacy and legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Services: Fees.

(a) Consultant will provide the services set forth on Exhibit A (the "Services") to the Company during the Term (as defined below) as requested by the Company.   Consultant shall issue reports on the Services when such reports are requested by the Company or when such reports would, in the opinion of Consultant, be useful to the Company.  The Company shall be entitled to receive copies of any information relevant to the Services that Consultant has in his possession or develops during the course of this engagement.

(b) For and in consideration of the performance of the Services, Consultant shall be paid at the rate set forth on Exhibit A during the Term ("Fees").   The accrued Fees shall be payable to Consultant in arrears in two equal installments on the 15th and last day of each month during the Term. MED3OOO shall reimburse Consultant for any expenses incurred in connection with the Services provided hereunder in accordance with the terms of MED3OOO expense reimbursement policy.

2. Term. The term of this Agreement shall be on a month to month basis, commencing upon the effective date of this Agreement (the "Term"); provided, however, that either the Company or Consultant may terminate this Agreement upon fifteen (15) days prior written notice to the other party. The obligations of Consultant under Sections 6, 7 and 8 below, and the obligation of the Company to pay accrued fees and expenses shall survive the termination of this Agreement.

3. Independent Contractor. Consultant and its employees and agents shall provide the Services hereunder as an independent contractor and not as an employee or agent of the Company. Consultant and its employees and agents shall not be considered to be an employee of the Company for any purpose whatsoever.   Consultant shall not have any right or authority to represent, commit or bind the Company in any way without the prior written consent of an authorized representative of the Company.

4. Benefits; Taxes. Neither Consultant nor its affiliates, employees or agents shall be entitled to any employee benefits offered to executives or employees of the Company and its affiliates, including, without limitation, unemployment compensation, workers' compensation, disability benefits, retirement benefits, family health and medical coverage insurance, and any other benefits. Consultant shall be responsible and liable for taxes, including without limitation, income taxes and social security/medicare taxes, on amounts paid to Consultant's employees and agents under this Agreement and shall be responsible for compliance with laws pertaining to self-employment including, without limitation, laws relating to workers' compensation. Consultant shall provide the Company with adequate evidence of such compliance upon request.

5. Intellectual and Other Property.

(a) All United States and foreign rights in intellectual property such as patentable inventions, non-patentable processes or know-how, designs, copyrightable materials and the like created by Consultant as a result of performing the Services is the property of the Company and shall at the request of the Company be assigned to the Company for no additional consideration. Consultant shall promptly disclose all such intellectual property to the Company and, upon the request of the Company, shall execute any document properly required to vest title to any such intellectual property in the Company.

(b) Consultant agrees that all works of authorship and copyrightable work product that are created by Consultant as a result of performing the Services shall be produced as a work made for hire when the work performed is within the scope of the definition of work for hire in Section 101 of the United States Copyright Law.  As such, the copyrights in those works shall belong to the Company from their creation and no further action by Consultant shall be necessary to perfect the Company's rights in them.  Copyrightable work product and works of authorship that are relevant to the Company's business, equipment or processes, including computer programs, machine  instructions,  and data bases  created by Consultant  in the performance of the Services for the Company, that do not meet the requirements of a work made for hire under the above referenced copyright law shall be promptly assigned to the Company for no additional consideration.

6. Acknowledgments:  Warranty. Consultant acknowledges that in performing Services for the Company (a) Consultant will have access to and knowledge of customer information and other confidential and proprietary information pertaining to the Company and its business that is of vital importance to the success of the Company and (b) the direct or indirect disclosure of any such confidential information to existing or potential competitors of the Company would place the Company at a competitive disadvantage and would do material damage, financial and otherwise, to the Company's business. Consultant represents and warrants to the Company that he is not as of the date of this Agreement retained by any competitor of the Company to perform the same or similar services as Consultant will provide to the Company under this Agreement.

7. Confidentiality.   That certain Non-Disclosure Agreement dated as of the date hereof between the Company and Consultant shall remain in full force and effect and Consultant hereby agrees to continue to be bound by the terms set forth therein.

8.           Non-Solicitation Agreement.

(a)           Consultant shall not, without the prior consent of the Company, during the Term and for a period of two years thereafter, for himself or on behalf of, or hi conjunction with, any other person, persons, company, partnership, corporation or business of whatever nature:

(i) solicit any person who is at that time an employee of the Company for the purpose, or with the intent, of enticing such employee away from, or out of, the employ of the Company or for the purpose of hiring such employee for Consultant or any other person; or

(ii) solicit any person or entity that is at that time, or that was, at any time within the 12 months prior to that time, a customer of the Company, for the purpose of soliciting or selling products or services in direct competition with the Company.

(b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Consultant agrees that the foregoing covenant may be enforced by the Company in the event of breach by it, by injunctions and restraining orders.

(c) It is agreed by the parties that the foregoing covenants in this Section 8 impose a reasonable restraint on Consultant in light of the activities, business and plans of the Company on the date of the execution of this Agreement; but it is also the intent of the Company and Consultant that such covenants be construed and enforced in accordance with any change in the activities, business or plans of the Company throughout the term of this Agreement.

(d) The covenants in this Section 8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.

(e) All of the covenants in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Consultant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants.

9. Notices. Any notice, request, instruction or other document to be given hereunder by either party to the other party shall be in writing and delivered personally, by facsimile and confirmed by mail, or sent by registered or certified mail, postage prepaid, or sent by overnight courier (e.g., Federal Express, Airborne or UPS) (a "Notice") to a party at the address listed on the signature page hereto or at such other address for a party as shall be specified by like Notice. Any Notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (evidenced, in the case of a facsimile, by the receipt of the correct facsimile confirmation).

10. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of Pennsylvania without giving effect to principles of conflicts of laws.

11. Severability. If any provision of this Agreement is held to be unenforceable, invalid, or void to any extent for any reason, that provision shall remain in force and effect to the maximum extent permitted by law, and the enforceability and validity of the remaining provisions of this Agreement shall not be affected thereby; provided, that the remaining Agreement contains the basics of the bargain between the parties.

12. Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns and upon Consultant and its successors and assigns. Notwithstanding the foregoing, this Agreement shall not be assignable by Consultant.

13. Entire Agreement: Amendments: Waivers. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. No amendment, modification or waiver of any provision in this Agreement shall be effective unless executed by Consultant and an authorized officer of the Company.  The failure of any party at any time or from time to time to require performance by another party of mat party's obligations under this Agreement shall in no manner affect any party's right to enforce any provisions of this Agreement at a subsequent time; and the waiver by any party of any right arising out of any breach shall not be construed as a waiver of any right arising out of any other breach.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

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